SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                 FORM 8-K

                              CURRENT REPORT
                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported)  June 5, 1998
                                                      ---------------

                           MEDICAL DISCOVERIES, INC.
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             (Exact name of registrant as specified in its charter)




        Utah                    0-12627                 87-0407858
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(State or other jurisdiction of  (Commission        (I.R.S. Employer
incorporation or organization)   File Number)      Identification No.)





                 2985 North 935 East, Suite 9, Layton, UT 84041
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              (Address of principal executive offices) (Zip Code)



                                 (801) 771-0523
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              (Registrant's telephone number, including area code)




                                    N/A
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(Former name, former address and former fiscal year, if changed since last report)

ITEM 5. OTHER EVENTS. AGREEMENT IN PRINCIPLE TO ESTABLISH JOINT VENTURE FOR COMMERCIALIZATION OF WOUND CARE AND SKIN REPAIR PRODUCTS.

On June 5, 1998, Medical Discoveries, Inc. (the "Company" or "MDI") announced it has agreed in principle with Advanced Bio-Technologies, Inc. ("ABT") to establish a new company, Regenere(TM), Inc. (pronounced "ray jen air", French
meaning  "to   revitalize").   Regenere  will  focus  on  the   development  and
commercialization of a new generation of patented wound care and skin repair "cosmeceuticals" for repairing, restoring and revitalizing damaged skin.

ABT, of Silverdale, Washington, is a privately held corporation specializing in the research, development and sales of silicone based wound treatment and related skin care products. ABT's flagship product is Kelo-cote(R), a clinically proven silicone topical gel which aids in the rapid healing and reduction of scar tissue resulting from cuts, burns and abrasions, as well as effectively and dramatically reducing the appearance of older scars.

MDI, through its Japan and USA based research and development teams, has been developing a new generation of wound cleansing and skin care products based on its proprietary core technologies.

MDI and ABT, are transferring their existing skin care products into Regenere, Inc., and will focus combined research and product development into additional innovative products for wound healing and skin care.

ABT's Kelo-cote is a unique product which protects wounds and promotes rapid healing, and has the proven ability to reduce the appearance of older scars. Unlike "silicone sheeting" products which must be taped over the scar, Kelo-cote is a gel which when applied becomes invisible, allowing the skin to breath while acting as a barrier to waterborne bacteria. Kelo-cote(R) is the only patented product of its type available. The formation of Regenere enables MDI and ABT to introduce a complete "cosmeceutical system" for wound care and skin repair.

Regenere represents a commitment by MDI and ABT to become the world's leading innovator and supplier of a new generation of "cosmeceuticals" targeted at repairing, restoring and revitalizing damaged skin. This joint venture enables both MDI and ABT to share technologies, collaborate on scientific research, and provides for product development and rapid introduction of products in the fast growing "cosmeceuticals" marketplace, and is the first step of a corporate strategy to move certain aspects of the Company's our core technologies into consumer-focused, revenue-producing, emerging markets, while pursuing FDA approvals on the MDI-P compound targeted at anti-bacterial, anti-fungal and anti-viral (HIV/AIDS) applications.


Date: June 5, 1998
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MEDICAL DISCOVERIES, INC.



/s/ Lee F. Kulas
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President and Chief Executive Officer